SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
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INTERVIDEO, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTERVIDEO, INC.

SUPPLEMENT TO PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 9, 2005

This supplement to the proxy statement of InterVideo, Inc. amends and restates the following sections of the proxy statement dated May 9, 2005: “Deadline for Receipt of Stockholder Proposals for Fiscal 2005” and “Stock Option Grants in Last Fiscal Year,” respectively. The corrected disclosure is as follows:

Deadline for Receipt of Stockholder Proposals for Fiscal 2006

Proposals of stockholders of the Company which are to be presented by such stockholders at the Company’s Annual Meeting for the fiscal year ending December 31, 2006 (“Fiscal 2006”) must meet the stockholder proposal requirements contained in Regulation 14A of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and must be received by the Company no later than January 10, 2006 in order that they may be included in the Proxy Statement and form of proxy relating to that meeting. Such stockholder proposals should be submitted to the Company’s principal executive offices located at 46430 Fremont Boulevard, Fremont, CA 94538, Attention: Randall Bambrough, Corporate Secretary.

If a stockholder wishes to present a proposal at the Company’s Fiscal 2006 annual meeting, and the proposal is not intended to be included in the Company’s proxy statement relating to that meeting, the stockholder must give advance notice to the Company prior to the deadline for such meeting determined in accordance with the Company’s Bylaws (the “Bylaw Deadline”), as described below in the section entitled “Other Matters.” If a stockholder gives notice of such a proposal after the Bylaw Deadline, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

The Securities and Exchange Commission (“SEC”) rules also establish a different deadline for submission of stockholder proposals that are not intended to be included in the Company’s proxy statement with respect to discretionary voting (the “Discretionary Vote Deadline”). The Discretionary Vote Deadline for the Fiscal 2006 annual meeting is March 25, 2006 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, the Company’s proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Company’s Fiscal 2005 annual meeting. Because the Bylaw Deadline is not capable of being determined until the Company publicly announces the date for its next annual meeting, it is possible that the Bylaw Deadline may occur after the Discretionary Vote Deadline. In such a case, a proposal received after the Discretionary Vote Deadline but before the Bylaw Deadline would be eligible to be presented at next year’s annual meeting and the Company believes that its proxy holders would be allowed to use the discretionary authority granted by the proxy card to vote against the proposal at the meeting without including any disclosure of the proposal in the proxy statement relating to such meeting.

Stock Option Grants in Last Fiscal Year

The following table sets forth information regarding options granted to our named executives officers during the fiscal year ended December 31, 2004. We have never granted any stock appreciation rights. All options were granted pursuant to the 2003 Stock Option Plan.

	Individual grants				Potential realizable value at assumed annual rates of stock price appreciation for option term(4)
	Number of shares of common stock underlying options granted(1)	Percent of total options granted to employees in fiscal year(2)	Exercise price per share(3)	Expiration date
Name					5%	10%
Steve Ro	100,000	10.0%	$14.17	2/2/14	$891,144	$2,258,333
Randall Bambrough	40,000	4.0	14.17	2/2/14	356,457	903,333
Honda Shing	30,000	3.0	14.17	2/2/14	267,343	677,500
Raul Diaz	30,000	3.0	14.17	2/2/14	267,343	677,500
Chinn Chin	30,000	3.0	14.17	2/2/14	267,343	677,500

(1)	These options vest as to 25% of the shares 12 months after the vesting commencement date and as to 1/48 of the shares at the end of each successive month of employment thereafter.
(2)	The percentage of total options granted is based on an aggregate of 1,004,949 options granted by us during the fiscal year ended December 31, 2004 to our employees.
(3)	Options were granted with an exercise price per share equal to the fair market value of our common stock on the date of grant.
(4)	The potential realizable values are net of exercise price but do not take into account the payment of taxes associated with exercise. The amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future common stock prices.

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